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EXHIBIT 32

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
FURNISHED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)
AND FOR THE PURPOSE OF COMPLYING WITH RULE 13a-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934.

        The undersigned, the Chief Executive Officer and the Chief Financial Officer of Molson Coors Brewing Company (the "Company") respectively, each hereby certifies that to his knowledge on the date hereof:

  a)
  the Annual Report on Form 10-K of the Company for the year ended December 30, 2007 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  b)
  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. LEO KIELY III W. Leo Kiely III President, Global Chief Executive Officer and Director (Principal Executive Officer) February 21, 2008
/s/ TIMOTHY V. WOLF Timothy V. Wolf Senior Vice President and Global Chief Financial Officer (Principal Financial Officer) February 21, 2008

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350) AND FOR THE PURPOSE OF COMPLYING WITH RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934.